Exhibit (a)(5)(N)

Leslie Hunziker Senior Vice President Investor Relations, Communications & Sustainability leslie.hunziker@hercrentals.com 239-301-1675	For Immediate Release NR 25-0416

Herc Holdings Extends Tender Offer to

Acquire H&E Equipment Services

BONITA SPRINGS, Fla.— May 23, 2025—Herc Holdings Inc. (NYSE: HRI) (“Herc” or “the Company”) announced today that it has extended its previously announced tender offer (the “Offer”) to acquire all of the outstanding shares of H&E Equipment Services, Inc. (NASDAQ: HEES) (“H&E”) common stock for $78.75 in cash and 0.1287 shares of Herc common stock for each H&E share, in each case without interest, pursuant to the terms of the previously announced merger agreement, dated February 19, 2025, between Herc, HR Merger Sub, Inc. and H&E (the “Merger Agreement”).

The Offer, which was previously scheduled to expire at one minute past 11:59 p.m. Eastern Time, on May 22, 2025, has been extended until one minute past 11:59 p.m. Eastern Time, on May 29, 2025, unless further extended in accordance with the terms of the Merger Agreement. The Offer was extended to allow additional time for the satisfaction of the remaining conditions of the tender offer. The Offer remains subject to the conditions to the completion of the Offer, as set forth in the Prospectus/Offer to Exchange, dated March 19, 2025 (as subsequently amended), the related Letter of Transmittal and certain other Offer documents, copies of which are attached to the Tender Offer Statement on Schedule TO filed by the Company and H&E with the U.S. Securities and Exchange Commission (the “SEC”) on March 19, 2025 (as subsequently amended).

Computershare Trust Company, N.A., the depository and paying agent for the Offer, has advised the Company that as of close of business on May 22, 2025, 24,827,794 H&E shares have been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 67.72% of the outstanding H&E shares, and an additional 859,309 H&E shares were tendered pursuant to guaranteed delivery procedures, representing an additional approximate 2.34% of the outstanding H&E shares.

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About Herc Holdings Inc.

Founded in 1965, Herc Holdings Inc., which operates through its Herc Rentals Inc. subsidiary, is a full-line rental supplier with 453 locations across North America, and 2024 total revenues of approximately $3.6 billion. We offer products and services aimed at helping customers work more efficiently, effectively, and safely. Our classic fleet includes aerial, earthmoving, material handling, trucks and trailers, air compressors, compaction, and lighting equipment. Our ProSolutions® offering includes industry-specific, solutions-based services in tandem with power generation, climate control, remediation and restoration, pumps, and trench shoring equipment as well as our ProContractor professional grade tools. We employ approximately 7,600 employees, who equip our customers and communities to build a brighter future. Learn more at www.HercRentals.com and follow us on Instagram, Facebook and LinkedIn.

Cautionary Note Regarding Forward Looking Statements

This communication includes “forward-looking statements,” within the meaning of Section 21E of the Securities Exchange Act, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements related to the Company, H&E and the proposed acquisition of H&E by the Company that involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the proposed transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of each of the Company and H&E, expected valuation and re-rating opportunities for the combined company, and the anticipated timing of closing of the proposed transaction. Forward-looking statements are generally identified by the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “looks,” and future or conditional verbs, such as “will,” “should,” “could” or “may,” as well as variations of such words or similar expressions. All forward-looking statements are based upon our current expectations and various assumptions and apply only as of the date of this communication. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that our expectations, beliefs and projections will be achieved or that the completion and anticipated benefits of the proposed transaction can be guaranteed, and actual results may differ materially from those projected. You should not place undue reliance on forward-looking statements.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including, but not limited to, (i) the possibility that the sufficient number of H&E’s shares are not validly tendered into the tender offer to meet the minimum condition; (ii) the Company’s ability to implement its plans, forecasts and other expectations with respect to H&E’s business after the completion of the proposed transaction and realized expected synergies; (iii) the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; (iv) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (v) problems may arise in successfully integrating the businesses of the Company and H&E, including, without limitation, problems associated with the potential loss of any key employees, customers, suppliers and other counterparties of H&E; (vi) the proposed transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or unidentified issues during the due diligence investigation of H&E or that are not covered by insurance, as well as potential unfavorable accounting treatment and unexpected increases in taxes; (vii) the Company’s business may suffer as a result of uncertainty surrounding the proposed transaction, any adverse effects on our ability to maintain relationships with customers, employees and suppliers; (viii) the occurrence of any event, change to other circumstances that could give rise to the termination of the merger agreement, the failure of the closing conditions included in the merger agreement to be satisfied, or any other failure to consummate the proposed transaction; (ix) any negative effects of the announcement of the proposed transaction of the financing thereof on the market price of the Company common stock or other securities; (x) the industry may be subject to future risks including those set forth in the “Risk Factors” section in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and in the other filings with the SEC by each of the Company and H&E; and (xi)

Herc may not achieve its valuation or re-rating opportunities. The foregoing list of factors is not exhaustive. Investors should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company and H&E, including those described in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the other filings with the SEC by each of the Company and H&E. All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We undertake no obligation to update or revise forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

The Company commenced the exchange offer on March 19, 2025. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for any offer materials that the Company and its acquisition subsidiary, HR Merger Sub Inc. (“Merger Sub”), has filed or will file with the U.S. Securities and Exchange Commission (the “SEC”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The solicitation and offer to buy H&E shares will only be made pursuant to the Offer to Exchange and related exchange offer materials that the Company has filed with the SEC. At the time the exchange offer was commenced, the Company and Merger Sub filed a tender offer statement on Schedule TO (as subsequently amended), the Company filed a registration statement on Form S-4 (as subsequently amended), and H&E filed a Solicitation/Recommendation Statement on Schedule 14D-9 (as subsequently amended) with the SEC with respect to the exchange offer. H&E’S SHAREHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE EXCHANGE OFFER MATERIALS (INCLUDING AN OFFER TO EXCHANGE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER MATERIALS), THE REGISTRATION STATEMENT ON FORM S-4, AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF H&E SHARES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE EXCHANGE OFFER.

The Offer to Exchange, the related Letter of Transmittal, certain other exchange offer documents, as well as the registration statement on Form S-4 and the Solicitation/Recommendation Statement on Schedule 14D-9, have been or will be made available to H&E shareholders at no expense to them and are also made available for free at the SEC’s web site at http://www.sec.gov. Additional copies may be obtained for free by contacting either the Company or H&E. Copies of the documents filed with the SEC by H&E will be available free of charge on H&E’s website at https://investor.he-equipment.com/. Copies of the documents filed with the SEC by the Company will also be available free of charge on the Company’s website at https://ir.hercrentals.com/.

In addition to the tender offer materials, the Company and H&E file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public at the SEC’s web site (http://www.sec.gov).

Contacts

Leslie Hunziker

Senior Vice President

Investor Relations, Communications & Sustainability

leslie.hunziker@hercrentals.com

239-301-1675

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